UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2006

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2006, the Naval Air Systems Command (NAVAIR) released $3,095,000 of funding to JMAR Technologies, Inc.'s System Division (JMAR) to continue development of sub-100nm feature x-ray masks and next generation nanolithography under the existing contract (NAVAIR Contract) between JMAR and NAVAIR. The total amount of the NAVAIR Contract is $17,579,999 and the period of performance is through June 2007. Including this funding, JMAR has received total funding under the NAVAIR Contract of approximately $15.5 million. The NAVAIR Contract is a multi-year contract that is incrementally funded on an annual basis.

Under this contract and with this funding, JMAR will use its patented x-ray stepper and point source technologies to develop x-ray masks for fabrication of high-speed C-RAM with 50-35 nanometer features, enabling 16 megabyte and higher densities for high-priority military and space applications. Three JMAR X-Ray Lithography (XRL) stepper systems will be used in the development of these and other next-generation memory devices. The C-RAM program is a joint Navy/Air Force development effort for radiation-hardened, low power, silicon memory devices.

On August 8, 2006, JMAR issued a press release announcing the release of the additional funding.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on August 8, 2006 announcing the release of additional funding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

August 10, 2006	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on August 8, 2006 announcing the release of additional funding.